Exhibit 99.1

First Horizon to Expand Branch Network in Key Growth Markets

First Horizon agrees to acquire 30 SunTrust branches in North Carolina, Virginia, Georgia

Acquisition includes approximately $2.4 billion in deposits and $410 million in loans

Transaction represents required regulatory divestitures in connection with the merger of equals between SunTrust and BB&T

MEMPHIS, Tenn. & ATLANTA, GA & WINSTON SALEM, N.C. — Nov. 8, 2019 – First Horizon National Corp. (NYSE:FHN), SunTrust Banks, Inc. (NYSE: STI) and BB&T Corporation (NYSE: BBT) today announced that First Horizon Bank has entered into an agreement to acquire 30 branches from SunTrust Bank. As part of the agreement, First Horizon will assume approximately $2.4 billion in deposits for a deposit premium of 3.40 percent, and will purchase approximately $410 million in loans. The branch acquisition enhances the company’s presence in key growth markets such as Durham, Chapel Hill and Winston-Salem, North Carolina, as well as extends its banking footprint into additional attractive markets in Virginia and Georgia.

“First Horizon is excited to welcome new employees and customers to our family,” said Bryan Jordan, First Horizon’s Chairman and CEO. “We are proud of the tradition of trust we have earned for more than 155 years and look forward to working with BB&T and SunTrust to design a seamless onboarding experience.”

The branches are being divested to satisfy regulatory requirements in connection with the previously announced merger of equals between SunTrust and BB&T. The divestiture is expected to close in early 2020, subject to regulatory approval and other customary closing conditions. First Horizon expects to retain all current SunTrust employees in the acquired branches when the transaction closes. SunTrust and First Horizon will communicate with customers during the transition to ensure smooth continuity of service.

“First Horizon is recognized in the industry for its outstanding customer service and commitment to a positive culture,” said SunTrust Chairman and CEO Bill Rogers. “We are pleased to have found a buyer that will retain the jobs of talented teammates and continue to foster the strong client relationships we have established in these branches.”

Kelly King, BB&T Chairman and CEO added, “This announcement marks another significant and required step toward the merger of equals between BB&T and SunTrust. We look forward to working with First Horizon to ensure a smooth transition for these branch teams and clients.”

These branch acquisitions are unrelated to First Horizon’s recent announcement of a merger of equals with IBERIABANK. The acquired bank branches will operate under the First Horizon Bank brand.

For more information, please see related investor materials posted at: https://www.firsthorizon.com/investor-relations.

List of branches in transaction:

Winston-Salem, NC Fed Banking Market

Medical Park, 2006 S. Hawthorne Rd., Winston-Salem, NC 27103

Mocksville Yadkinville Road, 880 Yadkinville Rd., Mocksville, NC. 27028

Yadkinville State Street, 200 S. State St., Yadkinville, NC 27055

Reynolda Road, 2801 Reynolda Rd., Winston-Salem, NC 27106

Hillsdale, 5361 US Highway 158 Advance, NC 27006

Walkertown Main, 2820 Old Hollow Rd., Walkertown, NC 27051

First Stratford, 101 South Stratford Rd., Winston-Salem, NC 27104

Kernersville, 1000 S. Main St., Kernersville, NC 27284

Ogburn Station, 4306 N. Liberty St., Winston-Salem, NC 27105

Durham-Chapel Hill, NC Banking Market

South Square, 4235 University Drive, Durham, NC 27707

Triangle Park, 2008 East NC Highway 54, Durham, NC 27713

Croasdaile, 1821 Hillandale Rd., Durham, NC 27705

Riverview, 5112 N. Roxboro Rd., Durham, NC 27704

Northgate Mall, 1516 N. Gregson St., Durham, NC 27701

Bethesda Point, 1611 S. Miami Blvd., Durham, NC 27703

University Mall, 201 South Estes Dr, Chapel Hill, NC 27514

West Franklin, 126 West Franklin Street, Chapel Hill, NC 27516

Hillsborough Central, 260 S. Churton St., Hillsborough, NC 27278

Pittsboro, 88 Hillsboro St. Pittsboro, NC 27312

South Madison Boulevard, 207 S. Madison Blvd., Roxboro, NC 27573

Roanoke, VA Fed Banking Market

Smith Mountain Lake, 13264 Booker T Washington Hwy., Hardy, VA 24101

Main & Court, 260 S. Main St., Rocky Mount, VA 24151

Martinsville, VA Banking Market

Collinsville, 3000 Virginia Ave, Collinsville, VA 24078

Village of Martinsville, 250 Commonwealth Blvd., W. Martinsville, VA 24112

Patrick County, 114 W. Blue Ridge St., Stuart, VA 24171

Eastern Shore, VA-MD Banking Market

Onancock, 62 Market St., Onancock, VA 23417

Cheriton, 21263 Lankford Hwy., Cape Charles, VA 23310

South Boston, VA Fed Banking Market

South Boston, 410 Main St., South Boston, VA 24592

Wayne County, GA Fed Banking Market

Jesup, 175 S. Macon St., Jesup, GA 31545

Lumpkin County, GA Fed Banking Market

Dahlonega Main, 111 S Chestatee St., Dahlonega, GA 30533

Morgan Stanley & Co. LLC served as financial advisor and Baker, Donelson, Bearman, Caldwell & Berkowitz, PC served as legal counsel to First Horizon for the purchase. RBC Capital Markets and SunTrust Robinson Humphrey served as financial advisors and Wachtell, Lipton, Rosen & Katz and Sullivan & Cromwell served as legal counsel to BB&T and SunTrust in this transaction.

Disclaimers and Other Information

Forward-Looking Statements

This release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to our beliefs, plans, goals, expectations, and estimates of First Horizon, SunTrust and BB&T. Forward-looking statements are not a representation of historical information, but instead pertain to future operations, strategies, financial results or other developments. The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “should,” “is likely,” “will,” “going forward,” and other expressions that indicate future events and trends identify forward-looking statements.

Forward-looking statements are necessarily based upon estimates and assumptions that are inherently subject to significant business, operational, economic and competitive uncertainties and contingencies, many of which are beyond the control of First Horizon SunTrust and BB&T, and many of which, with respect to future business decisions and actions, are subject to change. Examples of uncertainties and contingencies include, among other important factors: global, general, and local economic and business conditions, including economic recession or depression; expectations of and actual timing and amount of interest rate movements, including the slope and shape of the yield curve, which can have a significant impact on a financial services institution; market and monetary fluctuations, including fluctuations in mortgage markets; inflation or deflation; customer, investor, competitor, regulatory, and legislative responses to any or all of these conditions; demand for First Horizon’s product offerings; the actions of the Securities and Exchange Commission (SEC), the Financial Accounting Standards Board (FASB), the Tennessee Department of Financial Institutions (TDFI), the Board of Governors of the Federal Reserve System (Federal Reserve), the Federal Deposit Insurance Corporation (FDIC), the Financial Industry Regulatory Authority (FINRA), the U.S. Department of the Treasury (Treasury), the Municipal Securities Rulemaking Board (MSRB), the Consumer Financial Protection Bureau (CFPB), the Financial Stability Oversight Council (Council), the Public Company Accounting Oversight Board (PCAOB), and other regulators and agencies, including in connection with the regulatory approval process associated with the pending transaction, threatened, or possible future regulatory approvals, administrative, and judicial outcomes, actions, and proceedings; current or future Executive Orders; changes in laws and regulations applicable to First Horizon, SunTrust and BB&T; the possibility that the proposed transaction will not close when expected or at all because required regulatory approval are not received or other conditions to the closing are not satisfied on a timely basis or at all; the possibility that the anticipated benefits of the transaction will not be realized when expected or at all, including as a result of the impact of, or problems arising from the integration of customers or as a result of the strength of the economy and competitive factors in the areas where First Horizon, SunTrust and BB&T do business; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction; First Horizon’s, SunTrust and BB&T’s success in executing their business plans and strategies and managing the risks involved in the foregoing; and other factors that may affect future results of First Horizon, SunTrust and BB&T.

Additional factors that could cause results to differ materially from those contemplated by forward-looking statements can be found in First Horizon’s Annual Report on Form 10-K for the year ended December 31, 2018, in First Horizon’s subsequent Quarterly Reports on Form 10-Q, in First Horizon’s Current Report on Form 8-K dated November 8, 2019, in BB&T’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, in BB&T’s subsequent Quarterly Reports on Form 10-Q, in SunTrust’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and in SunTrust’s subsequent Quarterly Reports on Form 10-Q, all of which have been or will be filed with the SEC. Documents filed with the SEC by First Horizon are available in the “Investor Relations” section of First Horizon’s website, http:// www.firsthorizon.com, under the heading “SEC Filings.” Documents filed with the SEC by SunTrust are available free of charge by accessing SunTrust’s website at http://suntrust.com/ under the tab “Investor Relations” and then under the heading “Financial Information” or, alternatively, by directing a request by telephone or mail to SunTrust Banks, Inc., 303 Peachtree Street, N.E., Atlanta, Georgia 30308, (877) 930-8971. Documents filed with the SEC by BB&T are available free of charge by accessing BB&T’s website at http://bbt.com/ under the tab “About BB&T” and then under the heading “Investor Relations” or, alternatively, by directing a request by telephone or mail to BB&T Corporation, 200 West Second Street, Winston-Salem, North Carolina, 27101, (336) 733-3065.

About First Horizon

First Horizon National Corp. (NYSE:FHN) provides financial services through First Horizon Bank, First Horizon Advisors, and FHN Financial businesses. The banking subsidiary was founded in 1864 and has the largest deposit market share in Tennessee. The company operates approximately 270 bank locations across the Southeast U.S. and 29 FHN Financial offices across the entire U.S. First Horizon Advisors wealth management group has more than 300 financial professionals and about $4.8 billion in assets under management. FHN Financial is a capital markets industry leader in fixed income sales, trading and strategies for institutional customers in the U.S. and abroad. The company is recognized as one of the nation’s best employers by Fortune and Forbes magazines and a Top 10 Most Reputable U.S. bank. More information is available at www.FirstHorizon.com.

About SunTrust

SunTrust Banks, Inc. (NYSE: STI) is a purpose-driven company dedicated to Lighting the Way to Financial Well-Being for the people, businesses, and communities it serves. SunTrust leads onUp, a national movement inspiring Americans to build financial confidence. Headquartered in Atlanta, the Company has two business segments: Consumer and Wholesale. Its flagship subsidiary, SunTrust Bank, operates an extensive branch and ATM network throughout the high-growth Southeast and Mid-Atlantic states, along with 24-hour digital access. Certain business lines serve consumer, commercial, corporate, and institutional clients nationally. As of September 30, 2019, SunTrust had total assets of $227 billion and total deposits of $168 billion. The Company provides deposit, credit, trust, investment, mortgage, asset management, securities brokerage, and capital market services. Learn more at suntrust.com.

About BB&T

BB&T is one of the largest financial services holding companies in the U.S. with $236.8 billion in assets and market capitalization of approximately $40.9 billion as of September 30, 2019. Building on a long tradition of excellence in community banking, BB&T offers a wide range of financial services including retail and commercial banking, investments, insurance, wealth management, asset management, mortgage, corporate banking, capital markets and specialized lending. Based in Winston-Salem, N.C., BB&T operates more than 1,700 financial centers in 15 states and Washington, D.C. and is consistently recognized for outstanding client service by Greenwich Associates for small business and middle market banking. More information about BB&T and its full line of products and services is available at BBT.com.

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CONTACT:	First Horizon Investor Relations, Aarti Bowman (901) 523-4017
First Horizon Corporate Communications, Silvia Alvarez (901) 523-4465
SunTrust Corporate Communications, Sue Mallino (404) 813-0463
BB&T Corporate Communications, Brian Davis (336) 733-2542